                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             VINA TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


                 Delaware                                           77-0432782
----------------------------------------                ------------------------------------
(State of incorporation or organization)                (I.R.S. Employer Identification No.)


                 42709 Lawrence Place, Fremont, California 94538
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               (Address of principal executive offices) (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                              Name of each exchange on which each
Title of each class to be so registered              class is to be registered
---------------------------------------       -----------------------------------
                 None                                       None

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-36398

     Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $0.0001 par value per share
                    -----------------------------------------
                                (Title of class)
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Item 1. Description of Registrant's Securities to be Registered.

     In response to this item, incorporated by reference is the description of the Common Stock, $0.0001 par value per share (the "Common Stock"), of VINA Technologies, Inc. (the "Registrant") contained under the caption "Description of Capital Stock" in the Prospectus (Subject to Completion) dated July 17, 2000 that forms a part of the Registrant's Registration Statement on Form S-1 (File No. 333-36398) (the "Form S-1 Registration Statement"). If such description is subsequently amended, the description as subsequently amended is hereby incorporated by reference to this item.

Item 2. Exhibits.

     The following exhibits are filed as a part of this Registration Statement (all of which are incorporated by reference to the corresponding exhibit as filed or to be filed with the Form S-1 Registration Statement):

Exhibit
Number         Description of Document
------         -----------------------
3(i).2         Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on June 20,
               2000.

3(i).3 Form of Restated Certificate of Incorporation of the Registrant, to be filed upon the closing of the offering.

3(ii).2        Bylaws of the Registrant.

3(ii).3 Form of Amended and Restated By-laws of the Registrant, to be effective upon the closing of the offering.

4.1            Specimen Common Stock Certificate of Registrant.

4.2 Fourth Amended and Restated Investors' Rights Agreement dated as of January 31, 2000.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

     Dated: July 20, 2000.

                                   VINA TECHNOLOGIES, INC.


                                  By        /s/ STANLEY E. KAZMIERCZAK
                                    -------------------------------------------
                                              Stanley E. Kazmierczak
                                    Vice President, Finance and Administration,
                                       Chief Financial Officer and Secretary



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                                INDEX TO EXHIBITS

     The following exhibits are filed as a part of this Registration Statement (all of which are incorporated by reference to the corresponding exhibit as filed or to be filed with the Form S-1 Registration Statement):

Exhibit
Number         Description of Document
------         -----------------------
3(i).2         Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on June 20,
               2000.

3(i).3 Form of Restated Certificate of Incorporation of the Registrant, to be filed upon the closing of the offering.

3(ii).2        Bylaws of the Registrant.

3(ii).3 Form of Amended and Restated By-laws of the Registrant, to be effective upon the closing of the offering.

4.1            Specimen Common Stock Certificate of Registrant.

4.2 Fourth Amended and Restated Investors' Rights Agreement dated as of January 31, 2000.



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